Exhibit 99.2

Yuma Energy, Inc.

CONSOLIDATED
FINANCIAL STATEMENTS

JUNE 30, 2014

Yuma Energy, Inc.

CONSOLIDATED BALANCE SHEETS

	June 30,
	2014	December 31,
	(Unaudited)	2013
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,231,927	$4,194,511
Accounts receivable, net of allowance for doubtful accounts:
Trade	11,717,457	10,833,211
Stockholder and employees	203,439	155,080
Other	120,787	417,850
Note receivable	4,000	4,000
Prepayments	550,252	433,991
Deferred taxes	146,964	146,964
Other deferred charges	181,483	162,416

Total current assets	19,156,309	16,348,023

OIL AND GAS PROPERTIES, at cost (full cost method):
Not subject to amortization	31,827,542	24,051,278
Subject to amortization	154,482,793	152,863,988

	186,310,335	176,915,266
Less: accumulated depreciation, depletion and amortization	(96,117,943)	(84,438,840)

Net oil and gas properties	90,192,392	92,476,426

OTHER PROPERTY AND EQUIPMENT, at cost	2,127,174	2,066,760
Less: accumulated depreciation and amortization	(1,882,430)	(1,822,925)

Net other property and equipment	244,744	243,835

OTHER ASSETS:
Receivables from affiliate	-	95,634
Commodity derivative instruments	233,626	818,637
Other noncurrent assets	327,879	1,649,413

Total other assets	561,505	2,563,684

Total assets	$110,154,950	$111,631,968

The accompanying notes are an integral part of these financial statements.

Yuma Energy, Inc.

CONSOLIDATED BALANCE SHEETS - CONTINUED

	June 30,
	2014	December 31,
	(Unaudited)	2013
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current maturities of debt	$507,654	$178,027
Accounts payable, principally trade	22,136,930	15,116,560
Commodity derivative instruments	1,763,472	677,132
Asset retirement obligations	915,346	1,755,650
Other accrued liabilities	1,900,108	1,127,283

Total current liabilities	27,223,510	18,854,652

LONG-TERM DEBT:
Bank debt	24,775,000	31,215,000

OTHER NONCURRENT LIABILITIES:
Preferred stock derivative liability, Series A and B	55,794,328	51,290,414
Asset retirement obligations	10,075,084	8,942,029
Commodity derivative instruments	183,106	218,649
Deferred taxes	12,027,841	13,160,205
Restricted stock units	194,471	102,532
Other deferred credits	45,142	69,998

Total other noncurrent liabilities	78,319,972	73,783,827

PREFERRED STOCK, Series A and B, subject to mandatory redemption	40,366,251	35,666,342

EQUITY:
Common stock	542	542
Capital in excess of par value of common stock	2,668,923	2,668,923
Accumulated other comprehensive income	41,384	38,770
Accumulated earnings (deficit)	(63,240,632)	(50,596,088)

Total equity	(60,529,783)	(47,887,853)

Total liabilities and equity	$110,154,950	$111,631,968

The accompanying notes are an integral part of these financial statements.

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2014	2013	2014	2013
REVENUES:
Sales of natural gas and crude oil	$9,979,525	$8,683,010	$20,334,964	$13,552,952
Other revenue	302,143	304,844	543,636	431,492

Total revenues	10,281,668	8,987,854	20,878,600	13,984,444

EXPENSES:
Marketing cost of sales	282,701	402,571	604,018	638,140
Lease operating	3,264,643	2,628,628	6,923,148	3,976,359
Re-engineering and workovers	550,401	1,217,282	551,911	1,268,239
General and administrative - stock based compensation	28,926	409,413	76,840	409,413
General and administrative - other	1,789,050	1,337,745	4,939,121	2,589,536
Depreciation, depletion and amortization	6,012,525	2,450,581	11,738,608	4,112,086
Asset retirement obligation accretion expense	145,945	213,037	288,089	277,281
Gain on asset disposal	-	(19,500)	-	(19,500)
Bad debt expense	2,871	12,571	29,999	13,075
Recovery of bad debts	(1,984)	(2,195)	(1,984)	(2,195)

Total expenses	12,075,078	8,650,133	25,149,750	13,262,434

INCOME (LOSS) FROM OPERATIONS	(1,793,410)	337,721	(4,271,150)	722,010

OTHER INCOME (EXPENSE):
Change in fair value of preferred stock derivative liability - Series A and Series B	(5,975,944)	(24,967,853)	(4,503,914)	(22,964,198)
Interest expense	(67,856)	(259,489)	(207,275)	(424,712)
Interest income	1,454	2,111	2,503	4,157
Bank mandated commodity derivative novation cost	-	(175,000)	-	(175,000)
Other, net	59	(941)	161	(3,079)

Total other income (expense)	(6,042,287)	(25,401,172)	(4,708,525)	(23,562,832)

NET LOSS BEFORE INCOME TAXES	(7,835,697)	(25,063,451)	(8,979,675)	(22,840,822)

Income tax expense (benefit)	(285,000)	(73,600)	(1,134,000)	41,200

NET LOSS	(7,550,697)	(24,989,851)	(7,845,675)	(22,882,022)

Preferred Stock, Series A and Series B
Accretion	284,580	274,199	566,529	545,873
Dividends paid in cash	98,960	59,850	98,960	59,850
Dividends paid in kind	4,133,380	2,228,545	4,133,380	2,228,545

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(12,067,617)	$(27,552,445)	$(12,644,544)	$(25,716,290)

LOSS PER COMMON SHARE
Basic	$(223)	$(508)	$(233)	$(475)
Diluted	$(223)	$(508)	$(233)	$(475)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	54,236	54,236	54,236	54,119
Diluted	54,236	54,236	54,236	54,119

The accompanying notes are an integral part of these financial statements.

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2014	2013	2014	2013

NET LOSS	$(7,550,697)	$(24,989,851)	$(7,845,675)	$(22,882,022)

OTHER COMPREHENSIVE INCOME (LOSS):
Reclassification of (gain) loss on settled commodity derivatives	86,853	(131,835)	51,125	(199,756)
Less income taxes	33,438	(50,756)	19,683	(76,906)

Reclassification of (gain) loss on settled commodity derivatives, net of income taxes	53,415	(81,079)	31,442	(122,850)

Reclassification of gain from amortization of commodity derivatives sold	(23,437)	(18,150)	(46,875)	(36,300)
Less income taxes	(9,023)	(6,988)	(18,047)	(13,976)

Reclassification of gain from amortization of commodity derivatives sold,
net of income taxes	(14,414)	(11,162)	(28,828)	(22,324)

OTHER COMPREHENSIVE INCOME (LOSS)	39,001	(92,241)	2,614	(145,174)

COMPREHENSIVE LOSS	$(7,511,696)	$(25,082,092)	$(7,843,061)	$(23,027,196)

The accompanying notes are an integral part of these financial statements.

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	June 30,
	2014	December 31,
	(Unaudited)	2013

COMMON STOCK:
Balance at beginning of period - 54,000 shares, $.01 par	$542	$540
Employee restricted stock awards (236 shares)	-	2

Balance at end of period - 54,236 shares, $.01 par	542	542

CAPITAL IN EXCESS OF PAR VALUE OF COMMON STOCK:
Balance at beginning of period	2,668,923	2,182,293
Employee restricted stock awards (236 shares)	-	486,630

Balance at end of period	2,668,923	2,668,923

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS):
Balance at beginning of period	38,770	268,841
Comprehensive income (loss) from commodity derivative instruments, net of income taxes	2,614	(230,071)

Balance at end of period	41,384	38,770

ACCUMULATED EARNINGS (DEFICIT):
Balance at beginning of period	(50,596,088)	(10,885,832)
Net income (loss)	(7,845,675)	(33,050,103)
Preferred stock accretion (Series A and B)	(566,529)	(1,101,972)
Preferred stock cash dividends (Series A and B)	(98,960)	(145,900)
Preferred stock dividends paid in kind (Series A and B)	(4,133,380)	(5,412,281)

Balance at end of period	(63,240,632)	(50,596,088)

TOTAL EQUITY	$(60,529,783)	$(47,887,853)

The accompanying notes are an integral part of these financial statements.

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year to Date Ended June 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Reconciliation of net loss to net cash
provided by operating activities:
Net loss	$(7,845,675)	$(22,882,022)
Increase in fair value of preferred stock liability	4,503,914	22,964,198
Depreciation, depletion and amortization of property and equipment	11,738,608	4,112,086
Accretion of asset retirement obligation	288,089	277,281
Stock-based compensation net of capitalized cost	76,840	409,414
Amortization of other assets and liabilities	93,240	81,515
Deferred tax expense (benefit)	(1,134,000)	41,200
Bad debt expense	29,999	13,075
Gain on disposal of property and equipment	-	(19,500)
Write off deferred offering costs	1,257,160	-
Write off credit financing costs	-	313,652
Amortization of benefit from commodity derivatives (sold) and purchased, net	(46,875)	(36,300)
Net commodity derivatives mark-to-market (gain) loss	1,686,933	(1,262,839)
Other	(4,668)	(1,402)

Changes in current operating assets and liabilities:
Accounts receivable	(663,557)	(1,497,954)
Note receivable	-	216
Other current assets	(116,261)	299,315
Accounts payable	7,020,370	5,052,642
Other current liabilities	772,825	140,438

Noncurrent payable to commodity derivative advisor	(24,856)	-

NET CASH PROVIDED BY OPERATING ACTIVITIES	17,632,086	8,005,015

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS – CONTINUED
(Unaudited)

	Year to Date Ended June 30,
	2014	2013

CASH FLOWS FROM INVESTING
ACTIVITIES:
Capital expenditures on property and equipment	$(9,743,322)	$(15,754,991)
Proceeds from sale of property	307,600	338,029
Decrease (increase) in noncurrent receivable from affiliate	95,634	(293)

NET CASH USED BY INVESTING ACTIVITIES	(9,340,088)	(15,417,255)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowing	624,457	872,754
Payments on borrowings	(294,830)	(351,903)
Change in borrowing on line of credit	(6,440,000)	7,050,000
Line of credit financing costs	(45,249)	(532,276)
Cash dividends to preferred stockholders	(98,960)	(59,850)

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(6,254,582)	6,978,725

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,037,416	(433,515)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,194,511	5,285,022

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,231,927	$4,851,507

Supplemental disclosure of cash flow information:
Interest payments (net of interest capitalized)	$125,023	$(125,379)
Interest capitalized	$501,408	$538,811
Supplemental disclosure of significant non-cash activity:
Preferred dividends paid in kind	$4,133,380	$2,228,545

The accompanying notes are an integral part of these financial statements.

Yuma Energy, Inc.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – BASIS OF PRESENTATION

These consolidated financial statements are unaudited; however, in the opinion of management, they reflect all adjustments necessary for a fair statement of the results for the periods reported.  All such adjustments are of a normal recurring nature unless disclosed otherwise.  These consolidated financial statements, including notes, have been condensed and do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for complete financial statements.  These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements as of and for the year ended December 31, 2013 and the notes thereto.

NOTE B – FAIR VALUE MEASUREMENTS

Certain financial instruments are reported at fair value on the Consolidated Balance Sheets.  Under fair value measurement accounting guidance, fair value is defined as the amount that would be received from the sale of an asset or paid for the transfer of a liability in an orderly transaction between market participants, i.e., an exit price.  To estimate an exit price, a three-level hierarchy is used.  The fair value hierarchy prioritizes the inputs, which refer broadly to assumptions market participants would use in pricing an asset or a liability, into three levels.  Yuma uses a market valuation approach based on available inputs and the following methods and assumptions to measure the fair values of its assets and liabilities, which may or may not be observable in the market.

Fair Value of Other Financial Instruments – The carrying values of financial instruments comprising current assets and current liabilities approximate fair values due to the short-term maturities of these instruments.

Derivatives – The fair values of the Company’s commodity derivatives are considered Level 2 as their fair values are based on third-party pricing models which utilize inputs that are either readily available in the public market, such as natural gas and oil forward curves and discount rates, or can be corroborated from active markets or broker quotes.  These values are then compared to the values given by Yuma’s counterparties for reasonableness.  The Company is able to value the assets and liabilities based on observable market data for similar instruments, which results in the Company using market prices and implied volatility factors related to changes in the forward curves.  Derivatives are also subject to the risk that counterparties will be unable to meet their obligations.  Because the Company’s commodity derivative counterparty was Société Générale at June 30, 2014, Yuma has not considered non-performance risk in the valuation of the Company’s derivatives.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques, and at least one significant model assumption or input is unobservable.  Level 3 financial liabilities consist of embedded derivatives related to the conversion features in the Series A Preferred Stock issued and outstanding July 1, 2011, and the Series B Preferred Stock issued and outstanding in July and August of 2012, for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation.  Yuma has valued the automatic conditional conversion, re-pricing/down-round, change of control, default and follow-on offering provisions using a Monte Carlo simulation model, with the assistance of an independent valuation consultant.  These models incorporate transaction details such as the stock price of comparable companies in the same industry, contractual terms, maturity, and risk free interest rates, as well as assumptions about future financings, volatility, and holder behavior as of issuance, and each quarter thereafter for each of the Series A and the Series B Preferred Stock.

Yuma Energy, Inc.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE B – FAIR VALUE MEASUREMENTS – Continued
	Fair value measurements at June 30, 2014
		Significant
	Quoted prices	other	Significant
	in active	observable	unobservable
	markets	inputs	inputs
	(Level 1)	(Level 2)	(Level 3)	Total

Assets:
Commodity derivatives - oil	$-	$233,626	$-	$233,626

Total assets	$-	$233,626	$-	$233,626

Liabilities:
Commodity derivatives - gas	$-	$847,779	$-	$847,779
Commodity derivatives - oil	-	1,098,799	-	1,098,799
Preferred stock derivative liability	-	-	55,794,328	55,794,328

Total liabilities	$-	$1,946,578	$55,794,328	$57,740,906

	Fair value measurements at December 31, 2013
		Significant
	Quoted prices	other	Significant
	in active	observable	unobservable
	markets	inputs	inputs
	(Level 1)	(Level 2)	(Level 3)	Total

Assets:
Commodity derivatives - oil	$-	$818,637	$-	$818,637

Total assets	$-	$818,637	$-	$818,637

Liabilities:
Commodity derivatives - gas	$-	$472,564	$-	$472,564
Commodity derivatives - oil	-	423,217	-	423,217
Preferred stock derivative liability	-	-	51,290,414	51,290,414

Total liabilities	$-	$895,781	$51,290,414	$52,186,195

Commodity derivative instruments listed above include collars, swaps, and 3-way collars.  For additional information on the Company’s commodity derivatives, see Note C – Commodity Derivative Instruments.

Yuma Energy, Inc.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

NOTE B – FAIR VALUE MEASUREMENTS – Continued

Debt – The Company’s debt is recorded at the carrying amount on its Consolidated Balance Sheets.  For further discussion of the Company’s debt, please see Note F – Debt.  The carrying amount of floating-rate debt approximates fair value because the interest rates are variable and reflective of market rates.

Asset Retirement Obligations (ARO’s) – The Company estimates the fair value of ARO’s based on discounted cash flow projections using numerous estimates, assumptions and judgments regarding such factors as the existence of a legal obligation for an ARO, amounts and timing of settlements, the credit-adjusted risk-free rate to be used and inflation rates.

At June 30, 2014, level 3 inputs were used as inputs to a Monte Carlo option pricing model to calculate the value of preferred shares and common shares, resulting in a value per share on a fully diluted and as-converted basis of $3,061.  The actual simulation considered an approximate log-normal distribution for the market capital of the Company, and was estimated to evolve monthly over time (two steps per month) through February 28, 2015.  It is assumed that, in the event of a failed merger or other events, there is some modest probability that at the end of 2014 or early in 2015, the Company will either complete a Liquidity Event (as defined in Note D – Stock Awards and Their Treatment) or be sold.  Each simulation considered and accounted for the probability of the completion of a Liquidity Event with some probability in each half-month time period in 2014.  The volatility was assumed to be 39.45% and was derived from implied volatilities of a number of public companies (tickers: AXAS, CRK, CRZO, GDP, PQ, SFY, SGY and WRES) adjusted for Yuma’s relatively lower amount of financial leverage at June 30, 2014.

A summary of the value and the changes in Yuma’s assets and liabilities classified as Level 3 measurements during the period ended June 30, 2014 is presented below:

Preferred Stock
Derivative Liability

June 30, 2014	$55,794,328
December 31, 2013	51,290,414

Total change	$4,503,914

NOTE C – COMMODITY DERIVATIVE INSTRUMENTS

Objective and Strategies for Using Commodity Derivative Instruments – In order to mitigate the effect of commodity price uncertainty and enhance the predictability of cash flows relating to the marketing of the Company’s crude oil and natural gas, Yuma enters into crude oil and natural gas price commodity derivative instruments with respect to a portion of the Company’s expected production.  The commodity derivative instruments used include variable to fixed price commodity swaps, two-way and three-way collars.

Yuma Energy, Inc.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

NOTE C – COMMODITY DERIVATIVE INSTRUMENTS – Continued

The fixed price swap and two-way collar contracts entitle Yuma (floating price payor) to receive settlement from the counterparty (fixed price payor) for each calculation period in amounts, if any, by which the settlement price for the scheduled trading days applicable for each calculation period is less than the fixed strike price or floor price.  Yuma would pay the counterparty if the settlement price for the scheduled trading days applicable for each calculation period is more than the fixed strike price or selling price, which would be the product of the notional quantity per calculation period and the excess of the floating price over the fixed or ceiling price with respect to each calculation period.  The amount payable by the counterparty, if the floating price is below the fixed or floor price, is the product of the notional quantity per calculation period and the excess of the fixed or floor price over the floating price with respect to each calculation period.

A three-way collar consists of a two-way collar contract combined with a put option contract sold by Yuma with a strike price below the floor price of the two-way collar.  The Company receives price protection at the purchased put option floor price of the two-way collar if commodity prices are above the sold put option strike price.  If commodity prices fall below the sold put option strike price, Yuma receives the cash market price plus the difference between the two put option strike prices.  This type of instrument allows Yuma to capture more value in a rising commodity price environment, but limits the benefits in a downward commodity price environment.

While these instruments mitigate the cash flow risk of future reductions in commodity prices, they may also curtail benefits from future increases in commodity prices.

Yuma elected to discontinue hedge accounting for all commodity derivative instruments beginning with the 2013 financial year.  The balance in other comprehensive income (“OCI”) at year-end 2012 will remain in accumulated other comprehensive income (“AOCI”) until such time that the original hedged forecasted transaction occurs.  The last of these contracts will expire in December 2016.  Starting with year 2013, mark-to-market adjustments to the contracts that were in AOCI at year-end 2012 will not be made to AOCI, but instead are recognized in earnings, as are all other commodity derivative contracts going forward.  As a result of discontinuing the application of hedge accounting, Yuma’s earnings are potentially more volatile.
See Note B – Fair Value Measurements for a discussion of methods and assumptions used to estimate the fair values of the Company’s commodity derivative instruments.

Counterparty Credit Risk – Commodity derivative instruments expose Yuma to counterparty credit risk.  The Company’s commodity derivative instruments are with Société Générale (“SocGen”) which is rated “A” by Standard and Poor’s, “A2” by Moody’s,  and “A” by Fitch.  Commodity derivative contracts are executed under master agreements which allow Yuma, in the event of default, to elect early termination of all contracts.  If Yuma chooses to elect early termination, all asset and liability positions would be netted and settled at the time of election.

Commodity derivative instruments open as of June 30, 2014 are provided below.  Natural gas prices are New York Mercantile Exchange (“NYMEX”) Henry Hub prices, and crude oil prices are NYMEX West Texas Intermediate, except for the oil swaps noted below that are based on Argus Light Louisiana Sweet.

Yuma Energy, Inc.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

NOTE C – COMMODITY DERIVATIVE INSTRUMENTS – Continued

	Prices are Weighted Averages
	2014	2015		2016
	Settlement	Settlement		Settlement

NATURAL GAS (MMBtu):
3-way collars
Volume	749,285	2,377,371		1,122,533
Ceiling sold price (call)	$4.37	$4.47		$4.35
Floor purchased price (put)	$4.08	$4.00		$4.10
Floor sold price (short put)	$3.30	$3.25		$3.25

Swaps
Volume	752,266	458,622		-
Price	$4.05	$4.08		-

Reverse Swaps
Volume	142,233	293,234		-
Price	$4.27	$4.33		-

CRUDE OIL (Bbls):
3-way collars
Volume	23,700	89,512		70,263
Ceiling sold price (call)	$103.65	$104.36		$106.39
Floor purchased price (put)	$90.95	$86.49		$92.38
Floor sold price (short put)	$69.37	$65.82		$72.38

Swaps
Volume	121,434	-		-
Price	$94.03	-		-

Reverse Swaps
Volume	45,840	-		-
Price	$95.30	-		-

Swaps at Argus Light Louisiana Sweet
Volume	17,345	-		-
Price	$99.40	-		-

Sold puts
Volume	27,000	-		-
Floor sold price (short put)	$70.00	-		-

Put Spread
Volume	-	27,588		-
Floor purchased price (put)	-	$90.00	*	-
Floor sold price (short put)	-	$75.00	*	-

* Contracts include a premium to be paid by Yuma of $5.56 per barrel as the contracts mature ($153,389 total premium). The premium is not included in these prices.

Yuma Energy, Inc.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

NOTE C – COMMODITY DERIVATIVE INSTRUMENTS – Continued

Derivatives for each commodity are netted on the Consolidated Balance Sheets as they are all contracts with the same counterparty.  The following table presents the fair value and balance sheet location of each classification of commodity derivative contracts on a gross basis without regard to same-counterparty netting:

	Fair value as of
	June 30,	December 31,
	2014	2013

Asset commodity derivatives:
Current assets	$1,036,103	$1,109,403
Noncurrent assets	1,471,619	2,861,225

	2,507,722	3,970,628

Liability commodity derivatives:
Current liabilities	(2,799,575)	(1,786,535)
Noncurrent liabilities	(1,421,099)	(2,261,237)

	(4,220,674)	(4,047,772)

Total commodity derivative instruments	$(1,712,952)	$(77,144)

Sales of natural gas and crude oil on the Consolidated Statements of Operations are comprised of the following:

	Quarter Ended		Year to Date Ended
	June 30,		June 30,
	2014	2013	2014	2013

Sales of natural gas and crude oil	$11,709,051	$6,810,757	$24,016,069	$12,254,055
Gains (losses) realized on commodity derivatives	(1,044,416)	(84,349)	(2,041,047)	(242)
Gains (losses) unrealized on commodity derivatives	(708,547)	1,938,452	(1,686,933)	1,262,839
Amortized gains from benefit of sold qualified gas options	23,437	18,150	46,875	36,300

Total sales of natural gas and crude oil	$9,979,525	$8,683,010	$20,334,964	$13,552,952

Yuma Energy, Inc.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

NOTE C – COMMODITY DERIVATIVE INSTRUMENTS – Continued

A reconciliation of the components of accumulated other comprehensive income (loss) in the Consolidated Statements of Changes in Equity is presented below:

	Year to Date Ended		Year Ended
	June 30, 2014		December 31, 2013
	Before tax	After tax	Before tax	After tax

Balance, beginning of period	$63,041	$38,770	$437,140	$268,841
Other reclassifications due to expired contracts previously subject to hedge accounting rules	51,125	31,442	(301,499)	(185,422)
Amortized gains from benefit of sold qualified options realized in income	(46,875)	(28,828)	(72,600)	(44,649)

Balance, end of period	$67,291	$41,384	$63,041	$38,770

NOTE D – STOCK AWARDS AND THEIR TREATMENT

On April 1, 2014, the Company granted 44 RSA’s to employees in lieu of cash awards for 2013 under the 2013 Annual Incentive Plan that vest immediately at the completion of a Liquidity Event and any underwriter lock-up period, subject to continued service as an employee through such time.  Should an employee leave the Company, any unvested shares are forfeited.

On May 20, 2014, the Company granted 451 RSA’s to employees with a vesting schedule of one-third May 20, 2015, one-third January 1, 2016 and one-third January 1, 2017, subject to the completion of a Liquidity Event and any underwriter lock-up period.  Should an employee leave the Company, any unvested shares are forfeited.

The term “Liquidity Event” means either (i) the closing of an initial public offering of Company securities raising gross proceeds of at least $40 million, or (ii) the closing of a merger or stock exchange between the Company or its stockholders pursuant to which the Company stockholders own in excess of 50% of the common equity of the surviving company and such surviving company is subject to the reporting obligations under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On May 20, 2014, the Board of Directors recommended amending the vesting schedules to defer the first vesting of substantially all of the outstanding RSA’s to April 1, 2015.  This recommendation was implemented by Management.

Yuma Energy, Inc.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

NOTE D – STOCK AWARDS AND THEIR TREATMENT – Continued

A summary of the status of the RSA’s and changes for the year to date ending June 30, 2014 is presented below.

	Number of	Weighted
	unvested	average
	RSA	grant-date
	shares	fair value
Unvested shares as of January 1, 2014	2,739	$2,542 per share
Granted on March 6, 2014	259	$2,946 per share
Granted on April 1, 2014	44	$2,946 per share
Granted on May 20, 2014	451	$2,998 per share
Vested	-
Forfeited	-

Unvested shares as of June 30, 2014	3,493	$2,636 per share
‘
On April 1, 2013, the Company granted 163 Restricted Stock Units or “RSU’s”. In order to vest, an employee must have continuous service with the Company from time of the grant through April 1, 2016, the Vesting Date.  The RSU’s may be settled in cash and do not require the eventual issuance of common stock (although it is an election available to the Company); consequently, the awards are liability based and the booked valuation will change as the market value for common stock (as determined by an outside consulting firm) changes.  Compensation expense is recognized over the three-year vesting period.

A summary of the status of the unvested RSU’s and changes during the year to date ended June 30, 2014 is presented below.

	Number of	Weighted
	unvested	average
	RSU	grant-date
	shares	fair value
Unvested shares as of January 1, 2014	158	$2,062 per share
Forfeited	(9)	$2,062 per share

Unvested shares as of June 30, 2014	149	$2,062 per share

Yuma Energy, Inc.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

NOTE E – EARNINGS PER COMMON SHARE

Earnings per common share are computed by dividing earnings available to common stockholders by the weighted average number of shares of common stock outstanding during the period.  Potential common stock equivalents are determined using the “if converted” method.

Potentially dilutive securities for the computation of diluted weighted average shares outstanding are as follows:
	Quarter Ended		Year to Date Ended
	June 30,		June 30,
	2014	2013	2014	2013

Series A Convertible Preferred Stock	18,888	16,609	18,882	16,200
Series B Convertible Preferred Stock	9,992	9,450	9,991	9,449
Restricted Stock Awards	3,014	1,923	2,798	967
Restricted Stock Units	149	163	149	82

	32,043	28,145	31,820	26,698

The Company excludes convertible preferred stock and stock-based awards whose effect would be anti-dilutive from the calculation.  For the quarters and year to date periods ended June 30, 2014 and 2013, adjusted earnings were losses, therefore common stock equivalents were excluded from the calculation of diluted net loss per common share, as their effect was anti-dilutive.

NOTE F – DEBT

	June 30,	December 31,
	2014	2013

Variable rate revolving credit facility payable to Société Générale, OneWest Bank, FSB, and View Point Bank, N.A., maturing May 20, 2017, with possible acceleration (see below), secured by oil and natural gas reserves held by Yuma Exploration and Production Company, Inc. and guaranteed by YEI.	$24,775,000	$31,215,000

Installment loan due February 28, 2015, originating from the financing of insurance premiums at 3.65% interest rate.	507,654	178,027

	25,282,654	31,393,027
Less: Current portion	(507,654)	(178,027)

Total long-term debt	$24,775,000	$31,215,000

Energy, Inc.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE F – DEBT – Continued

On February 13, 2013, the credit facility was amended to bring SocGen in as a new participant and as a replacement for Union Bank N. A. (“Union”) as the Administrative Agent, and to remove Amegy from the syndication (although still remaining Yuma’s bank for operations).  The participation allocation became 68.75% for SocGen and 31.25% for Union.  The new interest rate margins are as follows:

		LIBOR
Borrowing base utilization	Prime margin	margin

Utilization > 90%	2.25%	3.25%
75% < utilization < 90%	2.00%	3.00%
50% < utilization < 75%	1.75%	2.75%
25% < utilization < 50%	1.50%	2.50%
Utilization < 25%	1.25%	2.25%

On May 20, 2013, a third amendment to the credit agreement brought in OneWest Bank, FSB (“OneWest”) to replace Union with new participation equal for SocGen and OneWest at 50/50.  With the new amendment, the credit agreement now matures May 20, 2017; provided, however, that if the Series A Preferred Stock is not terminated or the redemption date of that series is not extended past May 20, 2018, and changed on or prior to January 1, 2016, the maturity date of the credit agreement accelerates to no later than April 30, 2016.  The fee paid to extend the maturity date was $216,000, and is being amortized over the life of the loan.

On September 27, 2013, the Borrowing Base Redetermination Agreement and Assignment brought in View Point Bank, N.A. (“View Point”) as a third lender in the credit agreement.  Participating percentages at September 27, 2013 became 37.5% for SocGen, 37.5% for OneWest and 25% for View Point.

Costs paid to SocGen to bring them into the syndicate include a $150,000 arrangement fee, an $88,000 upfront fee, and $87,598 in legal fees.  Costs paid to replace Union with OneWest were a $50,000 arrangement fee and $37,061 in legal fees.  On September 27, 2013, Yuma paid SocGen a $24,000 redetermination fee whereby the borrowing base was increased $4 million to $40 million.  Legal fees for that redetermination were $4,080.  Effective April 22, 2014, Yuma entered into the Fourth Amendment to its Credit Agreement with its administrative agent SocGen and two additional banks making up its senior facility.  This amendment, among other things, provides for a borrowing base of $40 million, and an additional non-conforming borrowing base over and above the conforming base of $4.5 million.  There was a redetermination fee of $20,250.  All these costs are being amortized over the life of the credit facility.  SocGen is also paid an annual administrative fee each February of $25,000 amortized over each year.  The unamortized Amegy and Union costs of $123,925 and $189,727 were written off immediately upon their exit from the syndicate.  SocGen also required all commodity derivatives be moved from BP Corporation North America, Inc. to SocGen and charged a fee of $175,000 for the novation.  This fee was fully expensed in the second quarter of 2013.

Yuma Energy, Inc.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

NOTE F – DEBT – Continued

The following summarizes interest expense for the periods ending June 30, 2014 and 2013.

	Quarter Ended		Year to Date Ended
	June 30,		June 30,
	2014	2013	2014	2013

Credit Facility	$262,714	$312,082	$580,625	$524,483
Credit Facility commitment fees	18,482	10,548	28,076	24,913
Amortization and write offs of Credit Facility loan costs	47,167	231,039	93,240	395,167
Insurance installment loan	3,642	5,568	4,289	6,567
Other interest charges	358	-	2,453	12,393
Capitalized interest	(264,507)	(299,748)	(501,408)	(538,811)

Total interest expense	$67,856	$259,489	$207,275	$424,712

The terms of the credit agreement require Yuma Exploration and Production Company, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Exploration”), to meet a specific current ratio, interest coverage ratio, and a funded debt to EBITDA ratio.  In addition, the credit facility requires the guarantee of Yuma.  Exploration was in compliance with the loan covenants as of June 30, 2014.

NOTE G – INCOME TAXES

The following summarizes the income tax expense (benefit) and effective tax rates:

	Three Months Ended
	June 30,
	2014	2013

Consolidated Net Income (Loss) before Income Taxes	$(7,835,697)	$(25,063,451)
	(285,000)	(73,600)
Income Tax Expense (Benefit) Effective Tax Rate	3.64%	0.29%

The differences between the U. S. federal statutory rate of 35% and Yuma’s effective tax rates for the three months ended June 30, 2014 and 2013 are due primarily to the tax effects of the excess of book basis over the tax basis in the full cost pool and the net operating loss carryforwards for each period.

Yuma Energy, Inc.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE H – CONTINGENCIES

1.	Certain Legal Proceedings

From time to time, the Company is party to various legal proceedings arising in the ordinary course of business.  While the outcome of lawsuits cannot be predicted with certainty, the Company is not currently a party to any proceeding that it believes, if determined in a manner adverse to the Company, could have a potential material adverse effect on the Company’s financial condition, results of operations, or cash flows.

2.	Environmental Remediation Contingencies

As of June 30, 2014, there were no known environmental or other regulatory matters related to the Company’s operations that were reasonably expected to result in a material liability to the Company.  The Company’s operations are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.

Yuma has been named as one of 97 defendants in a matter entitled Board of Commissioners of the Southeast Louisiana Flood Protection Authority – East, Individually and As the Board Governing the Orleans Levee District, the Lake Borgne Basin Levee District, and the East Jefferson Levee District v. Tennessee Gas Pipeline Company, LLC, et al., Civil District Court for the Parish of Orleans, State of Louisiana, No. 13-6911, Division “J” - 5, now removed as Civil Action No. 13-5410, before the United Stated District Court, Eastern District of Louisiana.  Plaintiff filed the suit on July 24, 2013 seeking damages and injunctive relief arising out of defendants’ drilling, exploration, and production activities from the early 1900s to the present day in coastal areas east of the Mississippi River in Southeast Louisiana.

The suit alleges that defendants’ activities have caused “removal, erosion, and submergence” of coastal lands resulting in significant reduction or loss of the protection such lands afforded against hurricanes and tropical storms.  Plaintiff alleges that it now faces increased costs to maintain and operate the man-made hurricane protection system and may reach the point where that system no longer adequately protects populated areas.

Plaintiff lists hundreds of wells, pipelines, and dredging events as possible sources of the alleged land loss. Yuma is named in association with 11 wells, four rights-of-way, and one dredging permit.  The suit does not specify any deficiency or harm caused by any individual activity or facility.

Although the suit references various federal statutes as sources of standards of care, plaintiff claims that all causes of action arise under state law: negligence, strict liability, natural servitude of drain, public nuisance, private nuisance, and as third-party beneficiary under breach of contract.

The lawsuit is in its early stages.  No broad activity is expected until after the federal court decides whether to remand the matter to state court.  The court retaining jurisdiction will then set a scheduling order under which preliminary motions will be heard, likely over the next several months.  Potential motions to dismiss are numerous, including, challenges to plaintiff’s right to bring suit, no cause of action, and improper parties.

Yuma Energy, Inc.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

NOTE H – CONTINGENCIES – Continued

Recently, two seats on the Levee Board have expired and are expected to be replaced by the Governor in the near future by individuals not in favor of continuing the lawsuit.  Defendants in the matter are awaiting these appointments.  At this time, the Company cannot predict the outcome of this case and, in management’s opinion, assess any potential liability; therefore no liability has been recorded on the Company’s books.

NOTE I – MERGER AGREEMENT

On February 6, 2014, Yuma and Pyramid Oil Company (“Pyramid”), which is traded on the NYSE MKT (“PDO”), announced they had entered into a definitive merger agreement (the “initial merger agreement”) for an all-stock transaction.  Upon completion of the transaction, which is subject to the approval of stockholders of both companies, Pyramid will change its name to “Yuma Energy, Inc.,” and relocate its headquarters to Houston, Texas, while maintaining offices in Bakersfield, California, to oversee its California operations.

Under the terms of the merger agreement, Pyramid will issue an aggregate of approximately 66 million shares of its common stock to Yuma stockholders, resulting in former Yuma stockholders owning approximately 93% of the combined company.  Upon closing, there will be an aggregate of approximately 71 million shares of common stock outstanding.  The transaction is expected to qualify as a tax-deferred reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

On April 25, 2014, Pyramid Delaware Merger Subsidiary, Inc., a Delaware corporation (“Pyramid Delaware”) and wholly-owned subsidiary of Pyramid, filed a Registration Statement on Form S-4 (“Form S-4”) with the SEC to effectuate (i) the proposed reincorporation of Pyramid from California to Delaware through the merger of Pyramid with and into Pyramid Delaware (the “reincorporation”), and (ii) the merger of Pyramid Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Pyramid Delaware (“Merger Subsidiary”), with and into Yuma, with Yuma becoming a wholly-owned subsidiary of Pyramid Delaware (the “merger”). The Form S-4 was subsequently amended on June 13, 2014 and July 16, 2014. On August 1, 2014, Pyramid Delaware requested that the Form S-4 be withdrawn. On August 1, 2014, Pyramid, Pyramid Delaware, Merger Subsidiary and Yuma entered into an Amended and Restated Agreement and Plan of Merger and Reorganization (the “merger agreement”) which maintained the same economics of the transaction, but eliminated the reincorporation. Pyramid subsequently filed a Registration Statement on Form S-4 (the “Pyramid Form S-4”) with the SEC on August 4, 2014 and amended on August 7, 2014, and was declared effective on August 8, 2014.

On September 10, 2014, the merger of the two companies was approved by the common stockholders of Pyramid and the common and preferred stockholders of Yuma, as well as other customary approvals, including authorization to list the newly issued shares on the NYSE MKT.

As a result of the merger agreement with Pyramid Oil Company, the expenses of approximately $1.6 million incurred by the Company in exploring several alternative options to go public were written off during the first quarter of 2014.

Yuma Energy, Inc.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

NOTE J – SUBSEQUENT EVENTS

On July 9, 2014, Yuma Exploration and Production Company, Inc. and other Yuma entities were named in a lawsuit concerning the death of an employee of Timco Services during the drilling of the Crosby 12 #1 well.  Yuma has tendered its defense to its liability insurance carriers who are responding.

The Company has evaluated subsequent events through September 22, 2014, the date these financial statements were available to be issued.  The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements, except as noted above or already recognized or disclosed in the Company’s filings with the SEC.